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                                                                    Exhibit 21.1

                          FIVE STAR QUALITY CARE, INC.
                         SUBSIDIARIES OF THE REGISTRANT

CCC Boynton Beach, Inc.
Five Star Advertising, Inc.
Five Star Procurement Group Trust
Five Star Quality Care - AZ, LLC
Five Star Quality Care - CA, Inc.
Five Star Quality Care - CA, LLC
Five Star Quality Care - Colorado, LLC
Five Star Quality Care - CT, LLC
Five Star Quality Care - FL, LLC
Five Star Quality Care - GA, LLC
Five Star Quality Care - IA, Inc.
Five Star Quality Care - KS, LLC
Five Star Quality Care - MI, Inc.
Five Star Quality Care - MI, LLC
Five Star Quality Care - MO, LLC
Five Star Quality Care - NE, Inc.
Five Star Quality Care - WI, LLC
Five Star Quality Care - WY, LLC
Five Star Quality Care Holding Co., Inc.
Five Star Quality Care Trust
FS Lafayette Tenant Trust
FS Leisure Park Tenant Trust
FS Lexington Tenant Trust
FS Tenant Holding Company Trust
FS Tenant Pool I Trust
FS Tenant Pool II Trust
FS Tenant Pool III Trust
FS Tenant Pool IV Trust
FSQ Crown Villa Business Trust
FSQ Overland Park Place Business Trust
FSQ Rio Las Palmas Business Trust
FSQ The Palms at Fort Myers Business Trust
FSQ Villa at Riverwood Business Trust
FSQ, Inc.
Senior Living of Boynton Beach Limited Partnership